Exhibit 99.4

FitLife Brands, Inc.

Pro Forma Condensed Combined Financial Statements

(Unaudited)

FitLife Brands, Inc.
Pro Forma Condensed Combined Balance Sheet
(in thousands)

	FitLife Brands June 30, 2025	Irwin Naturals August 8, 2025	Note 4	Pro forma adjustments	Pro forma condensed combined
	(Unaudited)			(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,530	$-	(a)	$35,750	$-
			(e)	(37,500)
			(f)	220	-
Restricted cash	55	-		-	55
Accounts receivable, net of allowance for estimated credit losses	2,488	7,306		-	9,794
Inventories, net of allowance for obsolescence	11,722	10,754	(b)	-	22,476
Deposit for Irwin acquisition	5,000	-	(e)	(5,000)	-
Prepaid expenses and other current assets	1,382	355		-	1,737
Total current assets	22,177	18,415		(6,530)	34,062

Property and equipment, net	81	69		-	150
Right-of-use assets	367	487		-	854
Intangibles, net of amortization	26,285	-	(b)	25,500	51,785
Goodwill	13,116	31,788	(c)	(25,500)	19,404
Deferred tax asset	821	-	(a)	-	821
Other assets	-	83		-	83
Total assets	$62,847	$50,842		$(6,530)	$107,159

Liabilities
Current liabilities
Accounts payable	$4,940	$2,056	(d)	$1,802	$9,018
			(f)	220
Accrued expense and other liabilities	1,409	5,240		-	6,649
Income tax payable	1,521	-		-	1,521
Product returns	524	533		-	1,057
Term loan - current portion	4,500	-	(a)	6,000	10,500
Revolver - current portion	-	-	(a)	6,000	6,000
Lease liability - current portion	74	359		-	433
Total current liabilities	12,968	8,188		14,022	35,178

Term loan, net of current portion and unamortized deferred finance costs	6,321	-		-	6,321
Long-term lease liability, net of current portion	299	154		-	453
Long-term debt	-	-	(a)	23,750	23,750
Deferred tax liability	2,340	-		-	2,340
Total liabilities	21,928	8,342		37,772	68,042

Shareholders’ equity
Common stock	94	-		-	94
Additional paid-in capital	32,015	-		-	32,015
Retained earnings	9,332	-	(d)	(1,802)	7,530
Foreign currency translation adjustment	(522)	-		-	(522)
Total shareholders’ equity	40,919	-		(1,802)	39,117
Total liabilities and shareholders’ equity	$62,847	$8,342		$35,970	$107,159

The accompanying notes are an integral part of these pro forma financial statements

FitLife Brands, Inc.
Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2024
(in thousands)

	FitLife Brands December 31, 2024	Irwin Naturals December 31, 2024	Note 4	Pro forma adjustments	Pro forma condensed combined
				(Unaudited)	(Unaudited)
Revenue	$64,469	$67,870		$-	$132,339
Cost of goods sold	36,389	45,930	(g)	1,045	83,365
Gross profit	28,080	21,940		(1,045)	48,974

Operating expense
Advertising and marketing	4,626	-		-	4,626
Selling, general and administrative	9,972	15,651		-	25,623
Merger and acquisition related	255	-	(h)	1,802	2,057
Depreciation and amortization	108	-	(i)	900	1,008
Total operating expense	14,961	15,651		2,702	33,314

Income from operations	13,119	6,289		(3,747)	15,661

Other expense (income)
Interest income	(69)	-		-	(69)
Interest expense	1,367	-	(j)	2,835	4,202
Other expense	-	-		-	-
Foreign exchange gain	(50)	-		-	(50)
Total other expense	1,248	-		2,835	4,083

Net income before income taxes	11,871	6,289	(k)	(6,582)	11,578
Provision (benefit) for income taxes	2,887	-	(k,l)	(72)	2,815
Net income	8,984	6,289	(k)	(6,510)	8,763

Foreign currency translation adjustment	(370)	-		-	(370)
Comprehensive income	$8,614	$6,289	(k)	$(6,510)	$8,393

The accompanying notes are an integral part of these pro forma financial statements

FitLife Brands, Inc.
Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2025 and 2024
(in thousands)

	FitLife Brands June 30, 2025	Irwin Naturals June 30, 2025	Note 4	Pro forma adjustments	Pro forma condensed combined
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Revenue	$32,063	$33,403		$-	$65,466
Cost of goods sold	18,285	21,482		-	39,767
Gross profit	13,778	11,921		-	25,699

Operating expense
Advertising and marketing	2,244	4,585		-	6,829
Selling, general and administrative	4,997	3,326		-	8,323
Merger and acquisition related	1,028	-		-	1,028
Depreciation and amortization	33	-	(i)	450	483
Total operating expense	8,302	7,911		450	16,663

Income from operations	5,476	4,010		(450)	9,036

Other expense (income)
Interest income	(76)	-		-	(76)
Interest expense	469	-	(j)	1,411	1,880
Foreign exchange gain	(14)	-		-	(14)
Total other expense	379	-		1,411	1,790

Net income before income taxes	5,097	4,010	(k)	(1,861)	7,246
Provision (benefit) for income taxes	1,332	-	(k,l)	526	1,858
Net income	3,765	4,010	(k)	(2,387)	5,388

Foreign currency translation adjustment	140	-		-	140
Comprehensive income	$3,905	$4,010	(k)	$(2,387)	$5,528

The accompanying notes are an integral part of these pro forma financial statements

FitLife Brands, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share amounts)
(Unaudited)

1.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 and condensed combined statements of operations of FitLife Brands, Inc. (“FitLife” or “the Company”) for the six-month period ended June 30, 2025 and year ended December 31, 2024 (the “Pro Forma Condensed Combined Financial Statements”), have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”), for illustrative purposes only, after giving effect to the acquisition of the Nutritional Supplement Business of Irwin Naturals, Inc. (“Irwin”) by FitLife (the “Transaction” or “Acquisition”) on the basis of the assumptions and adjustments described in notes 3 and 4. These unaudited Pro Forma Condensed Combined Financial Statements do not include all of the disclosures required under GAAP.

The unaudited Pro Forma Condensed Combined Financial Statements of the Company have been compiled from:

(a)	the audited consolidated financial statements of FitLife for the year ended December 31, 2024;

(b)	the audited Abbreviated Statement of Assets Acquired and Liabilities Assumed of Irwin as of August 8, 2025;

(c)	the audited Abbreviated Statement of Revenue and Direct Expense of Irwin for the year ended December 31, 2024:

(d)	the unaudited interim condensed consolidated financial statements of FitLife for the six months ended June 30, 2025; and

(e)	the unaudited Abbreviated Statement of Revenue and Direct Expense of Irwin for the six months ended June 30, 2025.

It is management’s opinion that the unaudited Pro Forma Condensed Combined Financial Statements include all adjustments necessary for the fair presentation, in all material respects, of the Acquisition described in note 3 in accordance with GAAP, applied on a basis consistent with FitLife’s accounting policies, except as otherwise noted.

The pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2025 using the audited Statement of Assets Acquired and Liabilities Assumed of Irwin as of August 8, 2025. The pro forma condensed combined statements of operations and comprehensive income give effect to the Acquisition as if it had occurred at the beginning of reporting period.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and actual adjustments, when recorded, may differ materially. The unaudited Pro Forma condensed combined financial Statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Acquisition had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Acquisition.

The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited Pro Forma Condensed Combined Financial Statements do not reflect operational and administrative cost savings that may be achieved as a result of the Arrangement.

The unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements and notes thereto of FitLife and Irwin included elsewhere in this document.

2.	SIGNIFICANT ACCOUNTING POLICIES

The unaudited Pro Forma Condensed Combined Financial Statements have been compiled using the significant accounting policies, as set out in the condensed combined financial statements of FitLife for the year ended December 31, 2024. Certain financial statement presentation adjustments were also made. Additional accounting policies related to Irwin will be included in the FitLife condensed combined financial statements after the Transaction in future reporting periods.

FitLife Brands, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except per share amounts)

(Unaudited)

3.	PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS

The purchase price of $42,500 is comprised of cash paid to the previous shareholders of Irwin, as previously approved by the U.S. Bankruptcy Court for the Central District of California.

A preliminary estimate of the fair value of the assets acquired and the liabilities assumed by FitLife in connection with the Acquisition is as follows:

	Net book value	Fair value adjustments	Acquired fair value	Note 3
Assets acquired
Trade receivables, net	$7,306	$-	$7,306	(a)
Inventories	10,754	-	10,754	(a)
Prepaid expenses and other current assets	355	-	355	(a)
Property and equipment, net	69	-	69	(a)
Right-of-use assets	487	-	487	(a)
Intangible assets	-	25,500	25,500	(c)
Other non-current assets	83	-	83	(a)
Total assets acquired	$19,054	$25,500	$44,554

Liabilities assumed
Accounts payable	$2,056	$-	$2,056
Trade and other payables	5,240	-	5,240	(b)
Reserve for returns	533	-	533	(b)
Lease liabilities, current	359	-	359	(b)
Lease liability	154	-	154	(b)
Total liabilities assumed	$8,342	$-	$8,342

Goodwill			6,288	(d)

Total purchase price			$42,500

A preliminary estimate of the fair value of the assets acquired and liabilities assumed by FitLife in connection with the Acquisition is as follows:

(a)

The carrying values of all current assets and non-current assets acquired are assumed to be representative of their estimated fair values other than in the case of inventories, which was adjusted to its fair value on the Statement of Assets Acquired and Liabilities Assumed of Irwin as of August 8, 2025.

(b)	The carrying values of current liabilities and non-current liabilities assumed are assumed to be representative of their estimated fair values.

(c)

A preliminary fair value estimate of $25,500 has been assigned to intangible assets representing brands and customer relationships for purposes of these pro forma financial statements. The assumptions used to determine the fair value of the acquired intangible assets may change as FitLife finalizes the purchase price allocation within the one-year measurement period.

(d)	The goodwill represents the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed.

As the condensed combined balance sheet for Irwin is already included, the only adjustments required (further detailed in note 4) are for the payment of the consideration and fair value adjustments to assets and liabilities acquired.

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation of the Acquisition will be finalized within the one-year measurement period. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

FitLife Brands, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except per share amounts)

(Unaudited)

4.	PRO FORMA ADJUSTMENTS

Pro forma adjustments to the condensed combined balance sheet at June 30, 2025

The unaudited pro forma condensed combined balance sheet reflects the following adjustments as if the Acquisition described in note 3 had occurred on June 30, 2025:

(a)	To record debt obtained by FitLife to fund the Acquisition.

(b)	To record provisional fair value adjustment for identifiable intangible assets acquired including brands and customer relationships, as discussed in note 3(c). Note the inventory had been adjusted to its fair value on Irwin’s Abbreviated Statement of Assets Acquired and Liabilities Assumed as of August 8. 2025 .

(c)

To record goodwill which represents the excess of the preliminary estimated fair value of the net identifiable assets acquired and liabilities assumed by FitLife over the estimated purchase price (see also note 3).

(d)	To record expected transaction costs in FitLife and Irwin Natural’s related to the Acquisition.

(e)	To record purchase price consideration related to the Acquisition.

(f)	To reclass negative book balance in cash and cash equivalents to accounts payable.

Pro forma adjustments to the condensed combined statements of operations for the year ended December 31, 2024 and the six-month period ended June 30, 2025

The unaudited pro forma condensed combined statements of operations the six-months ended June 30, 2025, and year ended December 31, 2024 reflect the following adjustments as if the Acquisition described in note 3 had occurred on January 1, 2025 and January 1, 2024, respectively:

(g)

To record an increase in cost of sales for the fair value step-up on inventory acquired. This step-up would impact the income statement on a one-time basis upon the inventory’s sale, assumed to be turned over during the first four months post-Acquisition. The fair value was determined based on the estimated selling price of the inventory less costs of disposal.

(h)	To record expected transaction costs to be incurred by FitLife and Irwin related to the Acquisition.

(i)	To record amortization of Irwin Naturals provisional customer relationships to conform to FitLife’s policy of amortizing straight-line over their estimated useful life

(j)	To record interest expense related to new debt obtained by FitLife to fund the Acquisition of Irwin Naturals at a benchmark rate of 7.35%.

(k)	The accompanying unaudited pro forma financial information of net income before income taxes, net income and comprehensive income is presented for illustrative purposes only. It is not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of the dates indicated, nor is it necessarily indicative of the future operating results of the combined company. The pro forma financial information is derived, in part, from the abbreviated financial statements of the acquired business, which include only a statement of revenues and direct expenses and do not contain all of the information required for a complete set of financial statements prepared in accordance with U.S. GAAP. Accordingly, the pro forma financial information should be read in conjunction with the accompanying notes, and investors should not place undue reliance on the pro forma information.

(l)	To record tax provision (benefit) based on the change in estimated taxable income in the U.S.

FitLife Brands, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except per share amounts)

(Unaudited)

5.	PRO FORMA EARNINGS PER SHARE

The Pro Forma Earnings per Share (“Proforma EPS”) has been adjusted to reflect the pro forma condensed combined net income for the year ended December 31, 2024, and six-month period ended June 30, 2025, subject to the limitations outlined in pro forma adjustment (k). The number of shares used in calculating the pro forma condensed combined basic and diluted earnings per share is outlined below.

The following is a breakdown of the EPS calculation:

June 30, 2025
Net income available to common shareholders	$5,388
Weighted average number of shares – basic	9,301
Earnings per share - basic	$0.58
Weighted average number of shares – diluted	9,944
Earnings per share - diluted	$0.54

December 31, 2024
Net income available to common shareholders	$8,763
Weighted average number of shares – basic	9,197
Earnings per share - basic	$0.95
Weighted average number of shares – diluted	9,898
Earnings per share - diluted	$0.89